UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes to Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”), FreightCar America, Inc.’s (the “Company’s”) independent registered public accounting firm, informed the Company that, due to the Business Conflict (as defined below), Deloitte has declined to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte has served as the Company’s independent registered public accounting firm and audited its financial statements since 1999.

As disclosed in the Company’s Current Report on Form 8-K filed on November 24, 2020, the Company’s stockholders approved a financing transaction (the “Financing Transaction”) between the Company and CO Finance LVS VI LLC (“CO Finance”), pursuant to which, among other things, CO Finance granted a term loan credit facility to the Company and CO Finance was issued a warrant to purchase a number of shares of the Company’s common stock equal to 23% of the outstanding common stock on a fully-diluted basis at the time the warrant is exercised. The Financing Transaction is described in further detail in the Company’s Current Report Form on 8-K filed on October 19, 2020. CO Finance is an affiliate of a corporate credit fund for which Pacific Investment Management Company (“PIMCO”) serves as its investment manager. PIMCO is a subsidiary of Allianz SE (“Allianz”). Certain member firms of Deloitte Touche Tohmatsu Limited, and their related entities (the “Deloitte Entities”) have ongoing business relationships with certain entities controlled by Allianz which are impermissible under the SEC independence rules (the “Business Conflict”).

The Company and Deloitte concluded that, notwithstanding the impairment of Deloitte’s independence with respect to the Company as a result of the Business Conflict, it was possible for Deloitte to remain objective and impartial in connection with the audit of the Company’s financial statements for the year ended December 31, 2020. Accordingly, the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of the Company recommended that Deloitte complete the December 31, 2020 year-end audit of the Company’s financial statements due to the hardships that would have resulted from switching audit firms, and considering such factors as the timing of the audit firm change, the volume and timing of complex transactions completed in the year 2020, the progress that Deloitte already had made on the audit and the challenges presented by the COVID-19 pandemic.

The Board determined that, because of the hardships described above, Deloitte should remain the Company’s independent registered public accounting firm until the completion of the December 31, 2020 year-end audit, despite Deloitte’s determination that it is not independent as a result of the Business Conflict. Deloitte’s report on the Company’s financial statements as of and for the year ended December 31, 2020 and 2019, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and the subsequent interim period preceding Deloitte’s departure, there was no disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report.

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. The letter from Deloitte is filed with this Current Report on Form 8-K as Exhibit 16.1 hereto (which is incorporated by reference herein).

(b) Appointment of New Independent Registered Public Accounting Firm

The Company is searching for a new independent registered public accounting firm and will file a Current Report on Form 8-K once the new independent registered public accounting firm has been appointed.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit 16.1	Letter from Deloitte & Touche LLP, dated March 24, 2021, addressed to the SEC.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: March 24, 2021	By:	/s/ Terence R. Rogers
Name: Terence R. Rogers
Title: Chief Financial Officer and Corporate Secretary